Exhibit 99.1

NetApp reports first quarter of fiscal year 2022 results

Net revenues for the first quarter grew 12% year-over-year to $1.46 billion;

Delivered strong start to fiscal year 2022 with double digit revenue and billings growth

•	NetApp™ Public Cloud revenue increased 155% year-over-year
•	All-flash array annualized net revenue run rate[1] increased 23% year-over-year to $2.8 billion
•	Product revenue grew 16% year-over-year to $730 million
•	Billings[2] increased 20% year-over-year to $1.38 billion
•	$242 million in cash provided by operations; $191 million in free cash flow[2]
•	Increased financial guidance for the full fiscal year 2022

SAN JOSE, Calif.—August 25, 2021—NetApp (NASDAQ: NTAP) today reported financial results for the first quarter of fiscal year 2022, which ended on July 30, 2021.

“Building on our accelerating momentum through last year, we are off to a great start to fiscal 2022, with strong revenue, gross margin, and operating leverage across the entire business,” said George Kurian, chief executive officer. “Cloud and digital transformation initiatives remain top customer priorities and our results underscore the value we bring to customers in a hybrid, multi-cloud, data-driven world. With focused execution and demonstrated leadership, we are reshaping the industry. We made a number of innovation announcements this quarter, and we will continue to bring industry-leading capabilities to market, further enhancing our differentiated position in cloud and software.”

Segments update

In the first quarter of fiscal year 2022, the Company introduced two segments for financial reporting purposes: Hybrid Cloud and Public Cloud. A summary description of each segment follows.

•

Hybrid Cloud offers a portfolio of storage and data management solutions that help customers build and integrate on-premises and private cloud environments. This portfolio is designed to operate with public clouds to unlock the potential of hybrid, multi-cloud operations. Hybrid Cloud is composed of software, hardware, and related support, as well as professional and other services.

•

Public Cloud offers a portfolio of products delivered primarily as-a-service, including related support, and made available on the world’s leading clouds. This portfolio includes storage services, cloud automation and optimization services, and cloud infrastructure monitoring services.

Revenue and gross profit information has been disclosed for each segment, and prior period disclosures have also been revised for comparability. Stock-based compensation and amortization of intangible assets are not allocated to the segments.

First quarter of fiscal year 2022 financial results

•	Net revenues: $1.46 billion, compared to $1.30 billion in the first quarter of fiscal year 2021
o	Hybrid Cloud revenue: $1.38 billion, compared to $1.27 billion in the first quarter of fiscal year 2021
o	Public Cloud revenue: $79 million, compared to $31 million in the first quarter of fiscal year 2021
•

Net income: GAAP net income of $202 million, compared to $77 million in the first quarter of fiscal year 2021; non-GAAP net income[3] of $263 million, compared to $163 million in the first quarter of fiscal year 2021

•

Earnings per share: GAAP net income per share[4] of $0.88, compared to $0.35 in the first quarter of fiscal year 2021; non-GAAP net income per share of $1.15, compared to $0.73 in the first quarter of fiscal year 2021

•	Cash, cash equivalents and investments: $4.55 billion at the end of the first quarter of fiscal year 2022
•	Cash provided by operations: $242 million, compared to $240 million in the first quarter of fiscal year 2021
•	Share repurchase and dividends: Returned $212 million to shareholders through share repurchases and cash dividends

Second quarter of fiscal year 2022 financial outlook

The Company provided the following financial guidance for the second quarter of fiscal year 2022:

Net revenues are expected to be in the range of:	$1.49 billion to $1.59 billion
	GAAP	Non-GAAP
Earnings per share is expected to be in the range of:	$0.88 - $0.98	$1.14 - $1.24

Full fiscal year 2022 financial outlook

The Company provided an update to their financial guidance for the full fiscal year 2022:

Net revenues are expected to grow in the range of:	8% to 9%
Public Cloud ARR[5] is expected to exit the fiscal year in the range of:	$450 million to $500 million

	GAAP	Non-GAAP
Consolidated gross margins are expected to be:	~67%	~68%
Operating margins are expected to be:	18% - 19%	23% - 24%
Effective tax rate is expected to be:	~21%	~19%
Earnings per share is expected to be in the range of:	$3.83 - $4.03	$4.85 - $5.05

Dividend

The next cash dividend of $0.50 per share is to be paid on October 27, 2021, to shareholders of record as of the close of business on October 8, 2021.

First quarter of fiscal year 2022 business highlights

Leading product innovation

•

NetApp introduced new FlexPod™ capabilities, including intelligent application placement across on-premises and cloud, automated hybrid cloud data workflows, and the ability to consume FlexPod as a fully managed, cloudlike service.

•

NetApp released StorageGRID™ 11.5 with support for data encryption using external key management, compliance, and ransomware protection with S3 object locks, and increased performance with intelligent load balancing.

•	NetApp announced ONTAP™ 9.9 software with security enhancements, new integrated data protection capabilities, and improved SAN performance.
•

NetApp extended Astra™ Control to support on-premises data centers, giving customers the choice to use Astra Control Service, a fully managed cloud service operated by NetApp for the public cloud, or to run Astra Control Center software for their on-premises data centers.

•	NetApp announced availability of SnapCenter™ 4.5, offering new security and automation features, as well as functionalities developed for VMware, Oracle, and SAP HANA plug-ins.
•

NetApp announced Keystone™ Flex Subscription 2.1 with new features for service providers, a partner-delivered FlexPod as-a-service solution, additional cloud support, and integration with Equinix colocation services.

•	Spot by NetApp™ introduced Ocean Insights, a new analytical tool that gives users a full view of their clusters and then previews the potential savings from Ocean.
•

Spot by NetApp extends Ocean’s coverage of Kubernetes to application delivery with Ocean for Continuous Delivery (CD). Ocean CD provides complete deployment and verification automation in one fully managed solution.

•

NetApp acquired Data Mechanics to accelerate delivery of the roadmap for Spot Wave, an infrastructure and operation optimization platform for high-growth data analytics and machine learning workloads in the cloud.

•	Spot by NetApp announced Spot PC, a fully managed, continuously optimized cloud desktop as a service for Azure Virtual Desktop and Windows 365.
•

Spot by NetApp joined AWS CloudFormation Public Registry, enabling customers to use CloudFormation easily and instantly to provision cloud infrastructure through Spot Elastigroup,  saving time and optimizing cloud spend and utilization.

Growing partnerships with customers in mind

•

Development hub for the world’s most demanding AI enterprises, NVIDIA Base Command Platform is a premium monthly subscription jointly offered by NVIDIA and NetApp and includes access to the record-breaking performance of NVIDIA DGX SuperPOD AI supercomputers and NetApp data management.

•

NetApp and Splunk announced official certification for multisite architectures based on Splunk SmartStore and NetApp StorageGRID object storage, helping more customers transition from Splunk classic to take advantage of more compute/storage elasticity and cost efficiencies to achieve longer data retention at scale.

•

NetApp celebrated the successful 10-year partnership with Cisco by further enhancing the FlexPod customer experience with the new Intersight and ONTAP integrated management solution. NetApp and executive leadership continue to be recognized

•	NetApp President César Cernuda was honored by the Spanish monarchy with the prestigious Officer's Cross in the Order of Civil Merit.
•	NetApp won Microsoft’s Global Customer Experience Partner of the Year award.
•	NetApp won Microsoft’s SAP on Azure US Partner of the Year award.

Webcast and conference call information

NetApp will host a conference call to discuss these results today at 2:30 p.m. Pacific Time. To access the live webcast of this event, go to the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables, and other information related to the call will be posted on the Investor Relations website. An audio replay will be available on the website after 4:30 p.m. Pacific Time today.

“Safe Harbor” statement under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made in the Second Quarter of Fiscal Year 2022 Financial Outlook section and Full Fiscal Year 2022 Financial Outlook section and statements about the value we bring to customers, our ability to execute and our ability to bring industry leading capabilities to market. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, customer demand for and acceptance of our products and services, our ability to successfully execute on our data fabric strategy to generate profitable growth and stockholder return, our ability to successfully execute new business models, general global political, macroeconomic and market conditions, changes in U.S. government spending, revenue seasonality, our ability to manage our gross profit margins, the impact of the COVID-19 pandemic on our business operations, our financial performance and results of operations, and our ability to expand our total available market and grow our portfolio of products. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in our most recently submitted annual report on Form 10-K. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

###

NetApp, the NetApp logo, and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. All other marks are the property of their respective owners.

Footnotes

1All-flash array annualized net revenue run rate is determined by products and services revenue for the current quarter, multiplied by 4.

2Refer to the NetApp Usage of Non-GAAP Financial Information section below for an explanation of billings and free cash flow.

3Non-GAAP net income excludes, when applicable, (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) litigation settlements, (d) acquisition-related expenses, (e) restructuring charges, (f) asset impairments, (g) gains/losses on the sale or derecognition of assets, (h) gains/losses on the sale of investments in equity securities, (i) debt extinguishment costs, (j) COVID-19 charges and (k) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance.

4GAAP net income per share and non-GAAP net income per share are calculated using the diluted number of shares.

5Public Cloud annualized revenue run rate (ARR) is calculated as the annualized value of all Public Cloud customer commitments with the assumption that any commitment expiring during the next 12 months will be renewed with its existing terms.

NetApp usage of non-GAAP financial information

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, non-GAAP net income, non-GAAP effective tax rate, free cash flow, billings, and historical and projected non-GAAP earnings per diluted share. NetApp also presents the hardware and software components of our GAAP product revenues. Because our revenue recognition policy under GAAP defines a configured storage system, inclusive of the operating system software essential to its functionality, as a single performance obligation, hardware and software components of our product revenues are considered non-GAAP measures. The hardware and software components of our product revenues are derived from an estimated fair value allocation of the transaction price of our contracts with customers, down to the level of the product hardware and software components. This allocation is primarily based on the contractual prices at which NetApp has historically billed customers for such respective components.

NetApp believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP earnings per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

NetApp believes that the presentation of the software and hardware components of our product revenues is meaningful to investors and management as it illustrates the significance of the Company’s software and provides improved visibility into the value created by our software innovation and R&D investment.

NetApp approximates billings by adding net revenues as reported on our Condensed Consolidated Statements of Operations for the period to the change in total deferred revenue and financed unearned services revenue as reported on our Condensed Consolidated Statements of Cash Flows for the same period. Billings is a performance measure that NetApp believes provides useful information to management and investors because it approximates the amounts under purchase orders received by us during a given period that have been billed.

NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making.

NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because the amount can fluctuate based on variables unrelated to the performance of the underlying business. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, are less useful for future planning and forecasting.

E. Restructuring charges. These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

F. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

G. Gains/losses on the sale or derecognition of assets. These are gains/losses from the sale of our properties and other transactions in which we transfer control of assets to a third party. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, are less useful for future planning and forecasting.

H. Gains/losses on the sale of investments in equity securities. These are gains/losses from the sale of our investment in certain equity securities. Typically, such investments are sold as a result of a change in control of the underlying businesses. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, are less useful for future planning and forecasting.

I. Debt extinguishment costs. NetApp excludes certain non-recurring expenses incurred as a result of the early extinguishment of debt. Management believes such nonrecurring costs do not reflect the results of its underlying, on-going business and, therefore, are less useful for future planning and forecasting.

J. COVID-19 charges. NetApp has excluded certain non-recurring expenses incurred as a direct result of the COVID-19 pandemic. Management believes such nonrecurring costs do not reflect the results of its underlying, on-going business and, therefore, are less useful for future planning and forecasting.

K. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements, statute lapses and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual property from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

About NetApp

In a world full of generalists, NetApp is a specialist. We’re focused on one thing, helping your business get the most out of your data. NetApp brings the enterprise-grade data services you rely on into the cloud, and the simple flexibility of cloud into the data center. Our industry-leading solutions work across diverse customer environments and the world’s biggest public clouds. As a cloud-led, data-centric software company, only NetApp can help build your unique data fabric, simplify and connect your cloud, and securely deliver the right data, services, and applications to the right people—anytime, anywhere.

NETAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 30, 2021	April 30, 2021

ASSETS

Current assets:
Cash, cash equivalents and investments	$4,547	$4,596
Accounts receivable	655	945
Inventories	108	114
Other current assets	321	346
Total current assets	5,631	6,001

Property and equipment, net	533	525
Goodwill and purchased intangible assets, net	2,147	2,140
Other non-current assets	845	694
Total assets	$9,156	$9,360

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$368	$420
Accrued expenses	747	970
Short-term deferred revenue and financed unearned services revenue	1,988	2,062
Total current liabilities	3,103	3,452
Long-term debt	2,633	2,632
Other long-term liabilities	784	650
Long-term deferred revenue and financed unearned services revenue	1,916	1,941
Total liabilities	8,436	8,675

Stockholders' equity	720	685
Total liabilities and stockholders' equity	$9,156	$9,360

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended
	July 30, 2021	July 31, 2020
Net revenues:
Product	$730	$627
Services	728	676
Net revenues	1,458	1,303

Cost of revenues:
Cost of product	329	316
Cost of services	130	115
Total cost of revenues	459	431
Gross profit	999	872

Operating expenses:
Sales and marketing	451	429
Research and development	210	233
General and administrative	66	61
Restructuring charges	22	5
Acquisition-related expense	1	8
Total operating expenses	750	736

Income from operations	249	136

Other expense, net	(12)	(32)

Income before income taxes	237	104

Provision for income taxes	35	27

Net income	$202	$77

Net income per share:
Basic	$0.91	$0.35

Diluted	$0.88	$0.35

Shares used in net income per share calculations:
Basic	223	221

Diluted	229	222

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	July 30, 2021	July 31, 2020
Cash flows from operating activities:
Net income	$202	$77
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46	49
Non-cash operating lease cost	13	13
Stock-based compensation	53	54
Deferred income taxes	(15)	—
Other items, net	4	25
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable	287	391
Inventories	6	9
Accounts payable	(51)	(29)
Accrued expenses	(242)	(186)
Deferred revenue and financed unearned services revenue	(82)	(158)
Long-term taxes payable	(8)	6
Changes in other operating assets and liabilities, net	29	(11)
Net cash provided by operating activities	242	240
Cash flows from investing activities:
Redemptions of investments, net	11	85
Purchases of property and equipment	(51)	(52)
Proceeds from sale of properties	—	6
Acquisitions of businesses, net of cash acquired	(14)	(350)
Net cash used in investing activities	(54)	(311)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock award plans	53	48
Payments for taxes related to net share settlement of stock awards	(57)	(33)
Repurchase of common stock	(100)	—
Repayments of commercial paper notes, original maturities of three months or less, net	—	(370)
Issuance of debt, net of issuance costs	—	2,057
Repayments and extinguishment of debt	—	(589)
Dividends paid	(112)	(107)
Other financing activities, net	(2)	(3)
Net cash (used in) provided by financing activities	(218)	1,003

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5)	43

Net change in cash, cash equivalents and restricted cash	(35)	975
Cash, cash equivalents and restricted cash:
Beginning of period	4,535	2,666
End of period	$4,500	$3,641

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO, DPO and Inventory Turns)
(Unaudited)

Revenues by Segment
	Q1'FY22	Q4'FY21	Q1'FY21
Product	$730	$840	$627
Support	578	576	577
Professional and Other Services	71	73	68
Hybrid Cloud Segment Net Revenues	1,379	1,489	1,272
Public Cloud Segment Net Revenues	79	66	31
Net Revenues	$1,458	$1,555	$1,303

Gross Profit by Segment
	Q1'FY22	Q4'FY21	Q1'FY21
Product	$404	$456	$322
Support	530	525	526
Professional and Other Services	20	18	20
Hybrid Cloud Segment Gross Profit	954	999	868
Public Cloud Segment Gross Profit	56	47	18
Total Segments Gross Profit	1,010	1,046	886

Amortization of Intangible Assets	(7)	(7)	(10)
Stock-based Compensation	(4)	(4)	(4)
Unallocated Cost of Revenues	(11)	(11)	(14)

Gross Profit	$999	$1,035	$872

Gross Margin by Segment
	Q1'FY22	Q4'FY21	Q1'FY21
Product	55.3%	54.3%	51.4%
Support	91.7%	91.1%	91.2%
Professional and Other Services	28.2%	24.7%	29.4%
Hybrid Cloud Segment Gross Margin	69.2%	67.1%	68.2%
Public Cloud Segment Gross Margin	70.9%	71.2%	58.1%

Product Revenues
	Q1'FY22	Q4'FY21	Q1'FY21
Total	$730	$840	$627
Software*	$414	$480	$311
Hardware*	$316	$360	$316

* Our revenue recognition policy under GAAP defines a configured storage system, inclusive of the operating system software essential to its functionality, as a single performance obligation. We have provided a breakdown of our GAAP product revenues into the software and hardware components to display the significance of software included in total product revenues.

Software and recurring support and public cloud revenue
	Q1'FY22	Q4'FY21	Q1'FY21
Product - Software	$414	$480	$311
Support	578	576	577
Public Cloud	79	66	31
Software and recurring support and public cloud revenue*	$1,071	$1,122	$919

Software and recurring support and public cloud revenue as a percentage of net revenues	73%	72%	71%

*Software and recurring support and public cloud revenue is a non-GAAP measure because it includes the software component of our product revenues, but not the hardware component.

Geographic Mix
	% of Q1 FY'22	% of Q4 FY'21	% of Q1 FY'21
	Revenue	Revenue	Revenue
Americas	54%	53%	54%
Americas Commercial	43%	44%	43%
U.S. Public Sector	11%	9%	12%
EMEA	31%	32%	29%
Asia Pacific	15%	15%	16%

Pathways Mix
	% of Q1 FY'22	% of Q4 FY'21	% of Q1 FY'21
	Revenue	Revenue	Revenue
Direct	23%	23%	22%
Indirect	77%	77%	78%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate

	Q1'FY22	Q4'FY21	Q1'FY21
Non-GAAP Income from Operations	$336	$358	$213
% of Net Revenues	23.0%	23.0%	16.3%
Non-GAAP Income before Income Taxes	$324	$339	$195
Non-GAAP Effective Tax Rate	18.8%	20.9%	16.4%

Non-GAAP Net Income
	Q1'FY22	Q4'FY21	Q1'FY21
Non-GAAP Net Income	$263	$268	$163
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	229	229	222
Non-GAAP Net Income per Share, Diluted	$1.15	$1.17	$0.73

Select Balance Sheet Items
	Q1'FY22	Q4'FY21	Q1'FY21
Deferred Revenue and Financed Unearned Services Revenue	$3,904	$4,003	$3,620
DSO (days)	41	55	45
DPO (days)	73	74	90
Inventory Turns	17	18	13

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Days payables outstanding (DPO) is defined as accounts payable divided by cost of revenues, multiplied by the number of days in the quarter.
Inventory turns is defined as annualized cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q1'FY22	Q4'FY21	Q1'FY21
Net Cash Provided by Operating Activities	$242	$559	$240
Purchases of Property and Equipment	$51	$38	$52
Free Cash Flow	$191	$521	$188
Free Cash Flow as % of Net Revenues	13.1%	33.5%	14.4%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q1'FY22	Q4'FY21	Q1'FY21
NET INCOME	$202	$334	$77
Adjustments:
Amortization of intangible assets	9	9	10
Stock-based compensation	53	48	54
Litigation settlements	2	—	—
Restructuring charges	22	—	5
Acquisition-related expense	1	2	8
Gain on sale or derecognition of assets	—	(156)	—
Debt extinguishment costs	—	—	14
Income tax effects	(26)	18	(16)
Income tax expenses from integration of acquired companies	—	13	11
NON-GAAP NET INCOME	$263	$268	$163

COST OF REVENUES	$459	$520	$431
Adjustments:
Amortization of intangible assets	(7)	(7)	(10)
Stock-based compensation	(4)	(4)	(4)
NON-GAAP COST OF REVENUES	$448	$509	$417

COST OF PRODUCT REVENUES	$329	$387	$316
Adjustments:
Amortization of intangible assets	(2)	(2)	(10)
Stock-based compensation	(1)	(1)	(1)
NON-GAAP COST OF PRODUCT REVENUES	$326	$384	$305

COST OF SERVICES REVENUES	$130	$133	$115
Adjustments:
Amortization of intangible assets	(5)	(5)	—
Stock-based compensation	$(3)	$(3)	$(3)
NON-GAAP COST OF SERVICES REVENUES	$122	$125	$112

GROSS PROFIT	$999	$1,035	$872
Adjustments:
Amortization of intangible assets	7	7	10
Stock-based compensation	4	4	4
NON-GAAP GROSS PROFIT	$1,010	$1,046	$886

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q1'FY22	Q4'FY21	Q1'FY21
SALES AND MARKETING EXPENSES	$451	$447	$429
Adjustments:
Amortization of intangible assets	(2)	(2)	—
Stock-based compensation	(26)	(22)	(25)
NON-GAAP SALES AND MARKETING EXPENSES	$423	$423	$404

RESEARCH AND DEVELOPMENT EXPENSES	$210	$221	$233
Adjustment:
Stock-based compensation	(15)	(15)	(19)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$195	$206	$214

GENERAL AND ADMINISTRATIVE EXPENSES	$66	$66	$61
Adjustments:
Stock-based compensation	(8)	(7)	(6)
Litigation settlements	(2)	—	—
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$56	$59	$55

RESTRUCTURING CHARGES	$22	$—	$5
Adjustment:
Restructuring charges	(22)	—	(5)
NON-GAAP RESTRUCTURING CHARGES	$—	$—	$—

GAIN ON SALE OR DERECOGNITION OF ASSETS	$—	$(156)	$—
Adjustment:
Gain on sale or derecognition of assets	—	156	—
NON-GAAP GAIN ON SALE OR DERECOGNITION OF ASSETS	$—	$—	$—

ACQUISITION-RELATED EXPENSE	$1	$2	$8
Adjustment:
Acquisition-related expense	(1)	(2)	(8)
NON-GAAP ACQUISITION-RELATED EXPENSE	$—	$—	$—

OPERATING EXPENSES	$750	$580	$736
Adjustments:
Amortization of intangible assets	(2)	(2)	—
Stock-based compensation	(49)	(44)	(50)
Litigation settlements	(2)	—	—
Restructuring charges	(22)	—	(5)
Acquisition-related expense	(1)	(2)	(8)
Gain on sale or derecognition of assets	—	156	—
NON-GAAP OPERATING EXPENSES	$674	$688	$673

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q1'FY22	Q4'FY21	Q1'FY21
INCOME FROM OPERATIONS	$249	$455	$136
Adjustments:
Amortization of intangible assets	9	9	10
Stock-based compensation	53	48	54
Litigation settlements	2	—	—
Restructuring charges	22	—	5
Acquisition-related expense	1	2	8
Gain on sale or derecognition of assets	—	(156)	—
NON-GAAP INCOME FROM OPERATIONS	$336	$358	$213

OTHER EXPENSE, NET	$(12)	$(19)	$(32)
Adjustment:
Debt extinguishment costs	—	—	14
NON-GAAP OTHER EXPENSE, NET	$(12)	$(19)	$(18)

INCOME BEFORE INCOME TAXES	$237	$436	$104
Adjustments:
Amortization of intangible assets	9	9	10
Stock-based compensation	53	48	54
Litigation settlements	2	—	—
Restructuring charges	22	—	5
Acquisition-related expense	1	2	8
Gain on sale or derecognition of assets	—	(156)	—
Debt extinguishment costs	—	—	14
NON-GAAP INCOME BEFORE INCOME TAXES	$324	$339	$195

PROVISION FOR INCOME TAXES	$35	$102	$27
Adjustments:
Income tax effects	26	(18)	16
Income tax expenses from integration of acquired companies	—	(13)	(11)
NON-GAAP PROVISION FOR INCOME TAXES	$61	$71	$32

NET INCOME PER SHARE	$0.88	$1.46	$0.35
Adjustments:
Amortization of intangible assets	0.04	0.04	0.05
Stock-based compensation	0.23	0.21	0.24
Litigation settlements	0.01	—	—
Restructuring charges	0.10	—	0.02
Acquisition-related expense	—	0.01	0.04
Gain on sale or derecognition of assets	—	(0.68)	—
Debt extinguishment costs	—	—	0.06
Income tax effects	(0.11)	0.08	(0.07)
Income tax expenses from integration of acquired companies	—	0.06	0.05
NON-GAAP NET INCOME PER SHARE	$1.15	$1.17	$0.73

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q1'FY22	Q4'FY21	Q1'FY21
Gross margin-GAAP	68.5%	66.6%	66.9%
Cost of revenues adjustments	0.8%	0.7%	1.1%
Gross margin-Non-GAAP	69.3%	67.3%	68.0%

GAAP cost of revenues	$459	$520	$431
Cost of revenues adjustments:
Amortization of intangible assets	(7)	(7)	(10)
Stock-based compensation	(4)	(4)	(4)
Non-GAAP cost of revenues	$448	$509	$417

Net revenues	$1,458	$1,555	$1,303

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q1'FY22	Q4'FY21	Q1'FY21
Product gross margin-GAAP	54.9%	53.9%	49.6%
Cost of product revenues adjustments	0.4%	0.4%	1.8%
Product gross margin-Non-GAAP	55.3%	54.3%	51.4%

GAAP cost of product revenues	$329	$387	$316
Cost of product revenues adjustments:
Amortization of intangible assets	(2)	(2)	(10)
Stock-based compensation	(1)	(1)	(1)
Non-GAAP cost of product revenues	$326	$384	$305

Product revenues	$730	$840	$627

RECONCILIATION OF NON-GAAP TO GAAP
SERVICES GROSS MARGIN
($ in millions)

	Q1'FY22	Q4'FY21	Q1'FY21
Services gross margin-GAAP	82.1%	81.4%	83.0%
Cost of services revenues adjustment	1.1%	1.1%	0.4%
Services gross margin-Non-GAAP	83.2%	82.5%	83.4%

GAAP cost of services revenues	$130	$133	$115
Cost of services revenues adjustments:
Amortization of intangible assets	(5)	(5)	—
Stock-based compensation	(3)	(3)	(3)
Non-GAAP cost of services revenues	$122	$125	$112

Services revenues	$728	$715	$676

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q1'FY22	Q4'FY21	Q1'FY21
GAAP effective tax rate	14.8%	23.4%	26.0%
Adjustments:
Income tax effects	4.1%	0.5%	1.0%
Income tax expenses from integration of acquired companies	—%	(3.0)%	(10.6)%
Non-GAAP effective tax rate	18.8%	20.9%	16.4%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q1'FY22	Q4'FY21	Q1'FY21
Net cash provided by operating activities	$242	$559	$240
Purchases of property and equipment	(51)	(38)	(52)
Free cash flow	$191	$521	$188

RECONCILIATION OF NET REVENUES
TO BILLINGS (NON-GAAP)
(In millions)

	Q1'FY22	Q4'FY21	Q1'FY21
Net revenues	$1,458	$1,555	$1,303
Change in deferred revenue and financed unearned services revenue*	(82)	183	(158)
Billings	$1,376	$1,738	$1,145

* As reported on our Condensed Consolidated Statements of Cash Flows

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
SECOND QUARTER FISCAL 2022

Second Quarter
Fiscal 2022

Non-GAAP Guidance - Net Income Per Share	$1.14 - $1.24

Adjustments of Specific Items to Net Income
Per Share for the Second Quarter Fiscal 2022:
Amortization of intangible assets	($0.04)
Stock-based compensation expense	($0.25)
Income tax effects	$0.03
Total Adjustments	($0.26)

GAAP Guidance - Net Income Per Share	$0.88 - $0.98

   Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
FISCAL 2022
(Unaudited)

GROSS MARGIN

Gross Margin - Non-GAAP Guidance	~68%
Adjustment:
Cost of revenues adjustments	(1)%
Gross Margin - GAAP Guidance	~67%

OPERATING MARGIN

Operating Margin - Non-GAAP Guidance	23% - 24%
Adjustments:
Amortization of intangible assets	(1)%
Stock-based compensation expense	(4)%
Operating Margin - GAAP Guidance	18% - 19%

EFFECTIVE TAX RATE

Effective Tax Rate - Non-GAAP Guidance	~19%
Adjustment:
Income tax effects	2%
Effective Tax Rate - GAAP Guidance	~21%

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FISCAL 2022

Fiscal 2022

Non-GAAP Guidance - Net Income Per Share	$4.85 - $5.05

Adjustments of Specific Items to Net Income
Per Share for Fiscal 2022:
Amortization of intangible assets	($0.16)
Stock-based compensation expense	($0.98)
Income tax effects	$0.12
Total Adjustments	($1.02)

GAAP Guidance - Net Income Per Share	$3.83 - $4.03

Some items may not add or recalculate due to rounding.

Contacts:

(Press)

Chris Drago

1 831 900 888

chris.drago@netapp.com

(Investors)

Lance Berger

1 408 822 6628

lance.berger@netapp.com